Exhibit 99.1

SIGA Reports Financial Results for Three and Twelve
Months Ended December 31, 2020
- Approximately 363,000 Courses of Oral TPOXX® Delivered to U.S.
Government in 2020 –

- International Contracts for the Purchase of up to Approximately $47 Million
of Oral TPOXX® Since April 2020 –

- Corporate Update Conference Call Today at 4:30 PM ET -

March 4, 2021, 4:05 pm ET
NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and twelve months ended December 31, 2020.
“SIGA’s fourth quarter and annual financial results are highlighted by the delivery of approximately 112,000 and 363,000 courses, respectively, of oral TPOXX® to the U.S. strategic national stockpile (SNS), generating revenue from these deliveries of approximately $35 million and $113 million, respectively,” said Phil Gomez, CEO of SIGA. “Additionally, 2020 marked the announcement of the first international contract for oral TPOXX® with the contract award by the Canadian Military for its procurement, which was followed by an oral TPOXX® procurement award in January 2021 by the Public Health Agency of Canada. These combine, including options, to additional cumulative potential revenues of up to approximately $45 million of oral TPOXX® over the next five years ($2 million of oral TPOXX® was delivered to the Canadian Military in 2020). We look forward to further expansion in the international procurement of oral TPOXX® in the coming years.”

Summary Financial Results
($ in millions, except per share amounts)

Three Months Ended December 31, 2020 in comparison to Three Months Ended
December 31, 2019

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019

Total Revenues	$37.8	$4.2
Operating Income (Loss) (1)	$26.8	($3.4)
Income (Loss) before Income Taxes (1)	$26.2	($6.5)
Net Income (Loss)	$20.1	($4.5)
Diluted Income (Loss) per Share	$0.26	($0.06)

Fiscal Year Ended December 31, 2020 in comparison to Fiscal Year Ended December 31, 2019

	Year Ended December 31, 2020	Year Ended December 31, 2019

Total Revenues	$125.0	$26.7
Operating Income (Loss) (1)	$84.5	($2.3)
Income (Loss) before Income Taxes (1)	$73.5	($10.2)
Net Income (Loss)	$56.3	($7.2)
Diluted Income (Loss) per Share	$0.71	($0.15)

(1) Operating Income excludes, and Income (Loss) before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Recent Key Activities:

●
In January 2021, the Public Health Agency of Canada (PHAC) issued a contract (the Contract) for the purchase up to approximately $33 million of oral TPOXX® (tecovirimat) within five years. The Contract specifies firm commitments for the cumulative purchase of approximately $17 million of oral TPOXX® by March 31, 2023; the remaining courses under the Contract are scheduled to be purchased after March 31, 2023 and are subject to option exercise by PHAC. The Contract award follows, but is separate and incremental to, the issuance in April 2020 of a contract by the Canadian Department of National Defence (CDND) for the delivery of up to approximately $14 million of oral TPOXX®.  Both contracts awarded by Canada were coordinated between SIGA and Meridian Medical Technologies, Inc. under the international promotion agreement (as amended) that was entered into by the parties in June 2019.

●
In the fourth quarter of 2020, the Company delivered approximately 112,000 courses of oral TPOXX® to the SNS.  SIGA has recognized approximately $35 million of revenue in connection with this delivery, of which $3.5 million relates to amounts previously received in connection with raw material procurement and which had been recorded as deferred revenue.

Recap for 2020

●	For the year, the Company delivered approximately 363,000 courses of oral TPOXX® to the SNS, generating revenues of approximately $113 million.

●
In the third and fourth quarters of 2020, respectively, the Company filed submissions for regulatory approval of oral TPOXX® in Europe and Canada, and such submissions are seeking a broad label indication covering the treatment of smallpox, monkeypox, cowpox, and complications from Vaccinia infection.

●	In the second quarter of 2020, the Company made its first international delivery of oral TPOXX®.

●
In the first quarter of 2020, the Company voluntarily prepaid its Term Loan and accrued interest in an approximate aggregate amount of $87.2 million.  Upon such prepayment, the Term Loan was extinguished.

Share Repurchase Activity

During the fourth quarter of 2020, SIGA repurchased approximately 1 million shares of its common stock, for approximately $6.7 million.  For the full year, the Company cumulatively repurchased approximately 4.6 million shares of its common stock for approximately $28.5 million, which amounts to more than 5% of shares outstanding as of the date that share repurchases commenced.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption.  Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time.  Given the uncertain scale, scope, and current and future impact of the pandemic, the Company is regularly reviewing business and financial risks, and seeking coordination with its government partners with respect to the performance of current and future contract timing and execution.  Additionally, the Company is coordinating closely with service providers and vendors, in particular contract manufacturing organizations that constitute our supply chain, to review actions and risks caused by the COVID-19 pandemic. Finally, the Company has proactively provided its employees with resources and other support to help ensure continued success in remote work settings as they navigate the current pandemic environment.

The COVID-19 pandemic has not adversely affected the liquidity position of the Company, nor is it currently expected to have a material adverse effect on the financial condition of the Company.  The pandemic could delay the timing of international contract awards for oral TPOXX® given the need of government officials to focus on meeting the demands of the current COVID-19 pandemic. Otherwise, the pandemic is not currently expected to have a material adverse effect on the short-term financial results of the Company, although the Company cannot provide assurances as to the ultimate impact of the pandemic upon the broader macro environment or the Company’s industry.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, March 4, 2021, at 4:30 P.M. ET.

Participants may access the call by dialing 877-407-6184 for domestic callers or 201-389-0877 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers and using Conference ID: 13715918. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX® is a novel small-molecule drug and the US maintains a stockpile of 1.7 million courses in the Strategic National Stockpile under Project BioShield. The oral formulation of TPOXX® was approved by the FDA for the treatment of smallpox in 2018. The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for additional procurement and development related to both oral and intravenous formulations of TPOXX®. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC's web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Investor Contacts:
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$117,890,240	$65,249,072
Restricted cash and cash equivalents, short-term	—	95,737,862
Accounts receivable	3,340,263	4,167,996
Inventory	20,265,519	9,652,855
Prepaid expenses and other current assets	2,112,069	5,234,000
Total current assets	143,608,091	180,041,785

Property, plant and equipment, net	2,103,990	2,618,303
Deferred tax asset, net	2,544,053	14,151,002
Goodwill	898,334	898,334
Other assets	676,923	856,766
Total assets	$149,831,391	$198,566,190
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,278,217	$3,054,032
Accrued expenses and other current liabilities	9,205,293	8,636,911
Term debt, current	—	80,044,866
Total current liabilities	10,483,510	91,735,809
Warrant liability	6,639,211	6,116,882
Other liabilities	2,915,401	2,929,743
Total liabilities	20,038,122	100,782,434
Commitments and contingencies (Note 14)
Stockholders' equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 77,195,704 and 81,269,868 issued and outstanding at December 31, 2020 and December 31, 2019, respectively)	7,720	8,127
Additional paid-in capital	224,978,430	220,808,037
Accumulated deficit	(95,192,881)	(123,032,408)
Total stockholders' equity	129,793,269	97,783,756
Total liabilities and stockholders' equity	$149,831,391	$198,566,190

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31

	2020	2019	2018
Revenues
Product sales and supportive services	$115,471,071	$11,190,064	$468,918,468
Research and development	9,488,233	15,552,021	8,135,314
Total revenues	124,959,304	26,742,085	477,053,782

Operating expenses
Cost of sales and supportive services	14,797,419	1,782,838	95,268,974
Selling, general and administrative	14,003,184	13,252,136	12,879,738
Research and development	10,938,930	13,303,149	13,016,183
Patent expenses	719,141	726,105	789,489
Total operating expenses	40,458,674	29,064,228	121,954,384
Operating income (loss)	84,500,630	(2,322,143)	355,099,398
(Loss) gain from change in fair value of warrant liability	(3,525,846)	5,091,256	(6,922,624)
Loss on extinguishment of Term Loan	(4,981,461)	—	—
Interest expense	(3,016,817)	(15,769,768)	(15,478,203)
Other income, net	532,085	2,822,232	78,940,985
Income (loss) before income taxes	73,508,591	(10,178,423)	411,639,556
(Provision) benefit for income taxes	(17,166,581)	2,937,276	10,168,272
Net and comprehensive income (loss)	$56,342,010	$(7,241,147)	$421,807,828
Basic earnings (loss) per share	$0.71	$(0.09)	$5.28
Diluted earnings (loss) per share	$0.71	$(0.15)	$5.18
Weighted average shares outstanding: basic	79,259,000	81,031,254	79,923,295
Weighted average shares outstanding: diluted	79,437,306	82,175,023	82,708,472